UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

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THEDIRECTORY.COM, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31431
(State of other Jurisdiction of incorporation)	(Commission File Number)

PO Box 340746 Tampa, Florida 33624

(Address of Principal Executive Offices) (Zip Code)

(727) 417-7807

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01

REGULATION FD DISCLOSURE

On March 27, 2018, the Company entered into a global settlement agreement with one of its debt holders to extinguish approximately $556,000 of its debt in exchange for the transfer of 21 domain names and a reciprocal release. This debt is now Paid in full. No shares were issued in this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 4, 2018

TheDirectory.com, Inc.

By:	/s/ Scott Gallagher
Name: Scott Gallagher
Title: CEO